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CONTACT:                            OR        LENS' INVESTOR RELATIONS COUNSEL:
Concord Camera Corp.                          The Equity Group, Inc.
Brian King                                    Robert Goldstein   (212) 371-8660
Senior Executive Vice President               Devin Sullivan     (212) 836-9608
(954) 331-4200

                              FOR IMMEDIATE RELEASE
                   CONCORD CAMERA CORP. ANNOUNCES RESULTS FOR
                   THE FIRST QUARTER ENDED SEPTEMBER 27, 2003
                   ------------------------------------------


HOLLYWOOD, FLORIDA - November 6, 2003 - Concord Camera Corp. ("Concord" or "Company") (NASDAQ National Market: LENS) today reported financial results for the first quarter of fiscal year 2004 that ended September 27, 2003 (see attached tables).

For the first quarter ended September 27, 2003, net sales ("sales") were $57.4 million, a 90% increase over the same quarter last year. The net loss was $0.6 million, or $0.02 per share. This compared to sales of $30.2 million, and net income of $1.4 million, or $0.05 per diluted share for the first quarter of the prior fiscal year. Excluding this year's first quarter non-cash variable stock option expense of $3.1 million ($2.7 million after taxes), net income was $2.1 million, or $0.07 per diluted share. In addition, starting in fiscal 2004, the Company changed its method of applying manufacturing labor and overhead costs to inventory. The Company believes the new method will improve the matching of costs to the flow of product through the production processes. As a result of this change, the cost of products sold increased by $3.4 million for the first quarter and therefore gross profit and net income decreased by $3.4 million and $3.0 million, respectively, or $0.10 per diluted share. Since the effect of the change in the first quarter was to reduce by $3.4 million the amount of labor and overhead costs that would have been allocated to the Company's inventory at the end of the quarter under the prior method, cost of sales in subsequent quarters in fiscal 2004 should be commensurately reduced as inventories decline with an attendant increase in gross profit and net income.

Commenting on the financial results, Ira B. Lampert, Concord's Chairman, Chief Executive Officer and President, said, "Concord's sales for the first quarter of fiscal 2004 of $57.4 million was right in the middle of the range ($55 to $60 million) of the guidance we announced in August. Excluding non-cash variable stock option expense, net income was $2.1 million, or $0.07 per diluted share versus guidance of $2.1 to $2.7 million, or $0.07 to $0.09 per diluted share."

Mr. Lampert also said, "Sales from our Retail Sales and Distribution ("RSD") business for the first quarter of fiscal 2004 were $42.4 million, an increase of $16.5 million, or 64%, compared to the same quarter last year and accounted for 74% of total sales. This growth was in large part due to sales of Polaroid branded single use and traditional cameras, new digital product sales, new accounts and organic growth from existing accounts due to sell through and new product introductions. Sales from our Design and Manufacturing Services ("DMS") business were $15.0


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Concord Camera Corp. Announces Results For
First Quarter Ended September 27, 2003
November 6, 2003
Page 2


million, an increase of $10.7 million, or 247%, compared to the same quarter last year and accounted for 26% of total sales. This increase was primarily due to single use cameras being manufactured for Eastman Kodak Company under a supply agreement entered into in September 2002."

Mr. Lampert continued, "We are very pleased with the increased market penetration we experienced with all of our products in both of our RSD and DMS businesses. This increased penetration was primarily a result of opening new accounts, growth in existing accounts, increased digital camera product offerings and growth in our single use camera product offerings and sales.

"Gross profit for the first quarter of fiscal 2004 was $10.7 million, or 18.7% of sales, versus $7.7 million, or 25.6% of sales in the same quarter last year. This year we implemented a new method of applying manufacturing labor and overhead costs to inventory by developing new automated systems to capture our standard costs of manufacturing. We feel this will provide us with better variance analyses and will improve the matching of costs of manufacturing labor and overhead to the flow of product through our production processes. The impact of implementing this new method in our first quarter of fiscal 2004 was a decrease in gross profit and net income of $3.4 million and $3.0 million, respectively, or $0.10 per diluted share. We continue to invest in new product engineering, design and development, primarily focusing on digital technologies and products. We incurred $2.5 million, or 4.4% of sales, in product development costs in this year's fiscal first quarter as compared to $1.9 million, or 6.4% of sales in the first quarter last year.

"Selling expenses for the first quarter of fiscal 2004 were $2.4 million, or 4.1% of sales. This compared to $1.8 million, or 6.0% of sales, for the first quarter last year. The increase in absolute dollars was primarily due to royalties related to the Polaroid brand licenses, the cost of additional sales and marketing personnel, and higher variable costs including freight and handling costs, all of which are attributable to the Company's sales growth.

"General and administrative ("G&A") expenses for the first quarter of fiscal 2004 were $6.0 million, or 10.4% of sales. This compared to $4.3 million, or 14.2% of sales, for the first quarter last year. The increase in G&A expenses was primarily due to additional staffing, professional fees, insurance costs and additional costs associated with the Company's growth. Last year's G&A expenses included a $0.5 million recovery from Polaroid Corporation resulting in a reduction of expenses," said Mr. Lampert.

Non-cash variable stock option expense for the first quarter of this fiscal year was $3.1 million, compared to no such expense for the same quarter last year.

Interest expense for the first quarter of fiscal 2004 was $0.2 million compared to $0.7 million in the same quarter last year. The decrease of $0.5 million was attributable to the reduction in interest expense related to the repurchase in August 2002 of our $15 million, 11% Senior Notes and the non-recurring write-off of $0.3 million in deferred finance costs.

Other (income), net was $(0.1) million and $(0.3) million for the first quarter of fiscal 2004 and 2003, respectively. The decrease of $0.2 million related primarily to foreign exchange losses.

                                  Page 2 of 6

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Concord Camera Corp. Announces Results For
First Quarter Ended September 27, 2003
November 6, 2003
Page 3


Working Capital

Working capital was $123.4 million at September 27, 2003, an increase of $2.3 million over working capital at June 28, 2003. During the first quarter, cash and short-term investments increased $0.2 million ending the quarter at $88.5 million. Accounts receivable decreased by $6.8 million, while inventory levels increased by $14.1 million, in anticipation of higher sales planned for our second quarter.


Concord's Balance Sheet Remains Strong

Mr. Lampert continued, "Concord ended the first quarter with working capital of $123.4 million, no long-term debt, and cash and investments on hand of $88.5 million or approximately $3.13 per share. We also had total stockholders' equity of $159.8 million, or approximately $5.64 per share, as of September 27, 2003. We remain convinced that if we adhere to our fundamental strategies of engineering, developing, designing and manufacturing high quality products at low cost and introducing new products to our RSD and DMS customers, our business will grow. We continue to invest in human resources, technologies, manufacturing facilities, capital equipment and product development to support growth and our transition to a leading image capture technology-based DMS and RSD business."


Second Quarter 2004 Guidance

Commenting on the short-term outlook for the Company, Mr. Lampert continued, "Providing long- term future guidance continues to be challenging. The economy is improving, but still remains difficult to forecast. Currently, for the second quarter of fiscal 2004, we anticipate sales in the range of $70 to $75 million and net income in the range of $5.2 to $6.5 million, or $0.17 to $0.21 per diluted share, before any non-cash variable stock option expense or income."


Potential New Products and Relationships

If the Company's development efforts are successfully concluded, the Company anticipates introducing several new digital, single use and traditional cameras to potential new and existing DMS and RSD customers during the remainder of Fiscal 2004.


Corporate Governance and Enhanced Reporting

Concord has endorsed and will fully comply with the requirements of NASDAQ, the Sarbanes-Oxley Act and the new SEC rules related to corporate governance, accounting and reporting.

Concord Camera Corp. Announces Results For
First Quarter Ended September 27, 2003
November 6, 2003
Page 4


Investor Conference Call

Ira B. Lampert, Chairman, Chief Executive Officer and President, will host a conference call today, Thursday, November 6, 2003 at 11:00 A.M. Eastern Time, to discuss the first quarter results. To participate in the live conference call with management, please call (973) 582-2783 at least five minutes prior to the start time. The conference call will also be broadcast live over the Internet via the WEBCAST section on the home page of Concord's web site - www.concord-camera.com. To listen to the live call, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen to the call live, the conference call will be archived and can be accessed for approximately five business days.


About Concord Camera Corp.

Concord Camera Corp. is a global developer, designer, manufacturer and marketer of high quality, popularly priced, digital, instant, Advanced Photo System
(APS), and 35mm cameras. Concord markets its cameras under the trademarks POLAROID(R), CONCORD(R), KEYSTONE(R), CONCORD EYE Q(R), LE CLIC(R), GOLDLINE(R), APEX(R), and ARGUS(R). Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the United Kingdom and France and through independent sales agents. Concord manufactures its products in its vertically integrated manufacturing facilities in the People's Republic of China. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD, KEYSTONE, CONCORD EYE Q, LE CLIC, GOLDLINE, APEX and ARGUS are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries.


Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results and the future introduction of new products, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.



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Concord Camera Corp. Announces Results For
First Quarter Ended September 27, 2003
November 6, 2003
Page 5
Concord Camera Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

                                                                       September 27,      June 28,
                                                                           2003             2003
                                                                       -------------      ---------
                                Assets                                 (Unaudited)
Current Assets:
     Cash and cash equivalents                                           $  38,292         $  38,221
     Short-term investments                                                 50,203            50,035
     Accounts receivable, net                                               25,684            32,494
     Inventories                                                            46,400            32,317
     Prepaid expenses and other current assets                               5,786             5,122
                                                                         ---------         ---------
                           Total current assets                            166,365           158,189
Property, plant and equipment, net                                          20,377            21,328
Goodwill, net                                                                3,721             3,721
Other assets                                                                23,374            22,576
                                                                         ---------         ---------
Total assets                                                             $ 213,837         $ 205,814
                                                                         =========         =========

                 Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable                                                    $  28,751         $  22,105
     Accrued expenses                                                       11,802            13,023
     Other current liabilities                                               2,402             1,984
                                                                         ---------         ---------
                           Total current liabilities                        42,955            37,112

Other long-term liabilities                                                 11,096            11,874
                                                                         ---------         ---------
Total liabilities                                                           54,051            48,986
Commitments and contingencies
Stockholders' equity:
     Blank check preferred stock, no par value
     1,000 shares authorized, none issued                                     --                --
     Common stock, no par value, 100,000 shares
     authorized; 30,244 and 29,464 shares issued
     as of September 27, 2003 and June 28, 2003, respectively              142,255           141,109
     Paid-in capital                                                         8,563             5,407
     Deferred stock-based compensation                                        (148)             (190)
     Deferred compensation arrangement                                         413              --
     Retained earnings                                                      14,456            15,070
     Accumulated other comprehensive loss                                     (720)             (431)
                                                                         ---------         ---------
                                                                           164,819           160,965
     Less: treasury stock, at cost, 1,599 shares and 1,543 shares
        as of September 27, 2003 and June 28, 2003, respectively            (4,620)           (4,137)
     Less: common stock held in trust, 331 shares
        as of September 27, 2003                                              (413)             --
                                                                         ---------         ---------
Total stockholders' equity                                                 159,786           156,828
                                                                         ---------         ---------
Total liabilities and stockholders' equity                               $ 213,837         $ 205,814
                                                                         =========         =========



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Concord Camera Corp. Announces Results For
First Quarter Ended September 27, 2003
November 6, 2003
Page 6
Concord Camera Corp. and Subsidiaries
Condensed Consolidated Statements
(Unaudited)
(in thousands, except per share data)

                                                    For the quarter ended
                                              ----------------------------------
                                              September 27,        September 28,
                                                  2003                 2002
                                              -------------        -------------
Net sales                                       $ 57,401             $ 30,182
Cost of products sold                             46,661               22,460
                                                --------             --------
Gross profit                                      10,740                7,722
Selling expenses                                   2,381                1,819
General and administrative expenses                5,957                4,277
Variable stock-based compensation expense          3,050                 --
Interest expense                                     163                  677
Other (income), net                                 (109)                (281)
                                                --------             --------
(Loss) income before income taxes                   (702)               1,230
(Benefit) for income taxes                           (88)                (161)
                                                --------             --------
Net (loss) income                               $   (614)            $  1,391
                                                ========             ========

Basic (loss) earnings per common share          $  (0.02)            $   0.05
                                                ========             ========
Diluted (loss) earnings
  per common share                              $  (0.02)            $   0.05
                                                ========             ========

Weighted average common shares
  outstanding - basic                             28,455               27,756
Dilutive effect of common stock options               --                1,520
                                                --------             --------
Weighted average common shares
  outstanding - diluted                           28,455               29,276
                                                ========             ========



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